THE CHEFS’ WAREHOUSE, INC.
RESTRICTED SHARE AWARD AGREEMENT
(Officers and Employees)
THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made and entered into as of the day of March 25, 2020 (the “Grant Date”), between The Chefs’ Warehouse, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”), and [___]    (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in The Chefs’ Warehouse, Inc. 2019 Omnibus Equity Incentive Plan (the “Plan”).
WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company’s common stock, no par value per share (the “Common Stock”); and
WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted an award of restricted shares to the Grantee as provided herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Grant of Restricted Shares.
(a)    The Company hereby grants to the Grantee an award (the “Award”) of shares of Common Stock of the Company (the “Shares” or the “Restricted Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
(b)    The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Sections 2 and 3 hereof.
2.    Terms and Rights as a Stockholder.
(a)    Except as otherwise provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the Restricted Period (as defined in Section 2(b)(ii) below) shall expire with respect to the following percentages of the Restricted Shares granted herein as set forth below:

Percentage of Restricted Shares	Date
50%	March 25, 2021
50%	March 25, 2022

All Awards shall be subject to a minimum vesting period of not less than one year from the Grant Date, except as otherwise provided in accordance with Section 14.3 of the Plan.
(b)    The Grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:
(i)    the Grantee shall not be entitled to the removal of the restricted legends or restricted account notices or to delivery of the stock certificate (if any) for any Shares until the expiration of the Restricted Period as to such Shares and the fulfillment of any other restrictive conditions set forth herein;
(ii)    none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the “Restricted Period” as to such Shares and until the fulfillment of any other restrictive conditions set forth herein;
(iii)    except as provided in Sections 2(c) and (d) below or otherwise determined by the Committee at or after the grant of the Award hereunder, any Restricted Shares as to which the applicable Restricted Period has not expired (or other restrictive conditions have not been met) shall be forfeited by the Grantee, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment (or other service-providing capacity) of the Company for the entire Restricted Period applicable to such Shares; and
(iv)    any dividends paid on Restricted Shares during the Restricted Period shall not be paid to the Grantee unless the Grantee remains in the continuous employment (or other service-providing capacity) of the Company for the entire Restricted Period applicable to such Shares and until the Grantee fulfills any other restrictive conditions set forth herein; provided, however, that any dividends otherwise payable with respect to Restricted Shares that are forfeited pursuant to Section 2(a) shall not be paid.
(c)    In the event of a termination of the Grantee’s employment from the Company before the end of the Restricted Period (i) by the Grantee for Good Reason (as defined below) or (ii) as a result of death or Disability, the Restricted Period shall automatically terminate (to the extent not already expired) as to the number of Restricted Shares awarded hereunder on a pro rata basis, which shall be based on a fraction, the numerator of which is the number of months Grantee was employed by the Company from the Grant Date to the termination of employment and denominator of which will be 24 months. All other Restricted Shares then outstanding shall be forfeited by the Grantee, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company.
(d)    Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder (as to which such Restricted Period has not previously terminated) in the following circumstances:
(i)    upon termination of the Grantee’s employment from the Company without Cause; and
(ii)    immediately prior to a Change in Control; provided, that if this Award is assumed in the Change in Control transaction under the terms set forth in Section 12.3 of the Plan, the Restricted Period shall run according to the schedule set forth in Section 2(a) hereof except that in the event of the termination of the Grantee’s employment within one year following the Change in Control, if the Grantee’s employment with the Company (or its successor) is terminated by (A) the Grantee for Good Reason (as defined below), or (B) the Company for any reason other than for Cause, the Restricted Period shall terminate with respect to 100% of the Shares.
Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.
(e)    If the Grantee’s employment is terminated for Cause by the Company or the Grantee resigns at any time without Good Reason, any Restricted Shares as to which the applicable Restricted Period has not expired (or other restrictive conditions have not been met) shall be forfeited by the Grantee, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company.
“Good Reason” is defined as (i) a material reduction in a Grantee’s position, authority, duties or responsibilities; (ii) any material reduction in a Grantee’s annual base salary or bonus opportunity; or (iii) the relocation (other than by mutual agreement) of the office at which the Grantee is to perform the majority of his or her duties to a location more than 30 miles from the location at which the Grantee performed such duties immediately prior to the relocation; provided, however, that the Grantee must notify the Company of the conduct that is the basis for the potential Good Reason termination in writing within forty-five (45) days of its initial existence, such notice shall describe the conduct the Grantee believes to constitute Good Reason and the Company shall have fifteen (15) days to cure such conduct. If the Company cures the conduct that is the basis for the potential termination for Good Reason within such fifteen (15) day period, the Grantee’s notice of termination shall be deemed withdrawn. If the Grantee does not give notice to the Company within ninety (90) days after an event giving rise to Good Reason, the Grantee’s right to claim Good Reason termination on the basis of such event shall be deemed waived.
3.    Termination of Restrictions. Following the termination of the Restricted Period, and provided that all other restrictive conditions set forth herein have been met, all restrictions set forth in this Agreement or in the Plan relating to such portion or all, as applicable, of the Restricted Shares shall lapse as to such portion or all, as applicable, of the Restricted Shares, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend, shall, upon request, be delivered to the Grantee or Grantee’s beneficiary or estate, as the case may be, pursuant to the terms of this Agreement (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Grantee in book-entry form).
4.    Delivery of Shares.
(a)    As of the date hereof, certificates representing the Restricted Shares may be registered in the name of the Grantee and held by the Company or transferred to a custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Grantee or Grantee’s beneficiary or estate as set forth in Sections 4(b) and (c) hereof or their forfeiture or reversion to the Company as set forth in Section 2(b) hereof. The Committee may, in its discretion, provide that the Grantee’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in accordance with and subject to the applicable provisions of the Plan.
(b)    If certificates shall have been issued as permitted in Section 4(a) above, certificates representing Restricted Shares in respect of which the Restricted Period has lapsed pursuant to this Agreement shall be delivered to the Grantee upon request following the date on which the restrictions on such Restricted Shares lapse.
(c)    If certificates shall have been issued as permitted in Section 4(a) above, certificates representing Restricted Shares in respect of which the Restricted Period lapsed upon the Grantee’s death shall be delivered to the executors or administrators of the Grantee’s estate as soon as practicable following the receipt of proof of the Grantee’s death satisfactory to the Company.
(d)    Any certificate representing Restricted Shares shall bear (and confirmation and account statements sent to the Grantee with respect to book-entry Shares may bear) a legend in substantially the following form or substance:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER APPLICABLE BLUE SKY LAW OR UNLESS SUCH SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION THEREUNDER.
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE CHEFS’ WAREHOUSE, INC. 2011 OMNIBUS EQUITY INCENTIVE PLAN (THE “PLAN”) AND THE RESTRICTED SHARE AWARD AGREEMENT (THE “AGREEMENT”) BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND THE CHEFS’ WAREHOUSE, INC. (THE “COMPANY”). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT AND ALL OTHER APPLICABLE POLICIES AND PROCEDURES OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE COMPANY.
5.    Effect of Lapse of Restrictions. To the extent that the Restricted Period applicable to any Restricted Shares shall have lapsed, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement upon compliance with applicable legal requirements.
6.    No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company, and subject to any other written contractual arrangement between the Company and the Grantee, the Company may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.
7.    Adjustments. The Committee may make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (and shall make adjustments for the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in accordance with the Plan whenever the Committee determines that such events affect the Shares. Any such adjustments shall be effected in a manner that precludes the material enlargement of rights and benefits under this Award.
8.    Amendment to Award. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.
9.    Withholding of Taxes. The Grantee shall make an election under Section 83(b) of the Code with respect to the Award and the Award made pursuant to this Agreement shall be conditioned upon the prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Grantee (“Withholding Taxes”). The Grantee shall complete the Section 83(b) Election Form provided on Exhibit A, and provide such completed copies of the Section 83(b) Election Form to the Internal Revenue Service and the Company, in accordance with the instructions provided. Failure by the Grantee to pay such Withholding Taxes or failure to make an election under Section 83(b) of the Code in a timely manner will render this Agreement and the Award granted hereunder null and void ab initio and the Restricted Shares granted hereunder will be immediately cancelled. The Company may satisfy the required Withholding Taxes by withholding from the Shares included in the Award that number of whole shares necessary to satisfy such taxes as of the date the restrictions lapse with respect to such Shares based on the Fair Market Value of the Shares, or by requiring the Grantee to remit to the Company the proper Withholding Taxes in cash.
10.    Plan Governs. The Grantee hereby acknowledges receipt of a copy of (or electronic link to) the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
11.    Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.
12.    Recoupment. All Awards granted under the Plan and any payment made under the Plan shall be subject to recoupment in accordance with Section 14.6 of the Plan.
13.    Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.
To the Company:    The Chefs’ Warehouse, Inc.
100 East Ridge Road
Ridgefield, CT 06877
Attn: Corporate Secretary

To the Grantee:	The address then maintained with respect to the Grantee in the Company’s records.

14.    Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
15.    Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.
16.    Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.
IN WITNESS WHEREOF, the parties have caused this Restricted Share Award Agreement to be duly executed effective as of the day and year first above written.
THE CHEFS’ WAREHOUSE, INC.

By:

GRANTEE:            By:

Exhibit A

INSTRUCTIONS FOR COMPLETING SECTION 83(b) ELECTION
Attached is an Internal Revenue Code Section 83(b) Election Form. To make an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”) in connection with this award, you must completely fill out three copies of the enclosed election form and mail as indicated.
1.    One copy of the Section 83(b) Election Form should be mailed to the Internal Revenue Service (see attached chart for the appropriate Internal Revenue Service center) within 30 days of the Grant Date.
2.    One copy of the Section 83(b) Election Form should be delivered to: [ENTER APPROPRIATE PERSON/ADDRESS AT THE COMPANY].
3.    One copy of the Section 83(b) Election Form should be retained by you for your records.

ELECTION PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE
The undersigned taxpayer hereby makes this election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations Section 1.83-2 promulgated thereunder.

1.	Taxpayer's General Information:

•	Name: ________________________________________

·	Address: ______________________________________
               ______________________________________

·	Social Security # or Taxpayer ID #: __________________

2.	Description of Property with respect to which the election is being made:

3.	Date on which the property was transferred:

4.	Taxable year for which the election is being made:

5.	Nature of restriction or restrictions to which the property is subject:

6.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse):

7.	The amount (if any) paid for the property:

8.	The amount to include in gross income is $

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of the transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Internal Revenue Commissioner.

Dated: ____________________________

Signature: __________________________

Print Taxpayer Name: __________________
IRS SERVICE CENTERS FOR SECTION 83(B) ELECTION FORMS

IF you live in:	Use this address
Florida, Louisiana, Mississippi, Texas	Department of the Treasury Internal Revenue Service Austin, TX 73301-0002
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002
Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Wisconsin	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002
Alabama, Georgia, Kentucky, Missouri, New Jersey, North Carolina, South Carolina, Tennessee, Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002
Delaware, Maine, Massachusetts, Missouri, New Hampshire, New York, Vermont	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002
Connecticut, District of Columbia, Maryland, Pennsylvania, Rhode Island, West Virginia	Department of the Treasury Internal Revenue Service Ogden, UT 84201-0002
A foreign country, U.S. possession or territory* or use an APO or FPO address, or file Form 2555, 2555-EZ, 4563, or 8891, or are a dual-status alien	Department of the Treasury Internal Revenue Service Austin, TX 73301-0215

* If you live in American Samoa, Puerto Rico, Guam, the U.S. Virgin Islands, or the Northern Mariana Islands, see IRS Pub. 570.